  As filed with the Securities and Exchange Commission on January 23, 1998
                                                      Registration No. 333-33837
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                             AIRTRAN HOLDINGS, INC.
                            (formerly ValuJet, Inc.)
             (Exact name of registrant as specified in its charter)
                               ------------------

    Nevada                            4512                       58-2189551
(State or other Jurisdiction     (Primary Standard              (IRS Employer
    of incorporation or       Industrial Classification      Identification No.)
       organization)                Code Number)

                         6280 HAZELTINE NATIONAL DRIVE
                            ORLANDO, FLORIDA  32822
                                 (407) 857-1579
               (Address, including zip code, and telephone number
       including area code, of registrant's principal executive offices)


                                                            Copies to:
DAVID LANCELOT                                 ROBERT B. GOLDBERG, ESQ.
6280 HAZELTINE NATIONAL DRIVE                  ELLIS, FUNK, GOLDBERG, LABOVITZ &
ORLANDO, FLORIDA  32822                        DOKSON, P.C.
(407) 857-1579                                 3490 PIEDMONT RD., SUITE 400
(Name, address, including zip code,            ATLANTA, GEORGIA  30305
and telephone number including area            (404) 233-2800
code, of agent for service)

                          ---------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: November 17, 1997, the date of the merger (the "Merger") of Airways Corporation with and into the Registrant pursuant to the Plan of Reorganization and Agreement of Merger described in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                          ---------------------------

     THE REGISTRANT HEREBY AMENDS THIS POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

     The Registrant hereby deregisters 532,700 shares which were not issued in connection with the Merger referenced above.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 15th day of January, 1998.

                                    AIRTRAN HOLDINGS, INC.


                                    By: /s/ D. Joseph Corr
                                        -------------------------------------
                                        D. Joseph Corr, President
                                        and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons on January 15, 1998, in the capacities indicated below.


/s/ D. Joseph Corr                        President (principal executive
---------------------------------         officer) and Director
D. Joseph Corr

/s/ David Lancelot                        Controller (principal
---------------------------------         accounting officer)
David Lancelot

/s/ Don L. Chapman                        Director
---------------------------------
Don L. Chapman

/s/ John K. Ellingboe                     Director
---------------------------------
John K. Ellingboe

/s/ Lewis H. Jordan                       Director
---------------------------------
Lewis H. Jordan

/s/ Robert C. Pohlad                      Director
---------------------------------
Robert C. Pohlad

/s/ Robert L. Priddy                      Director
---------------------------------
Robert L. Priddy

/s/ Robert D. Swenson                     Director
---------------------------------
Robert D. Swenson